UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2026

Catalyst Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-40893	86-2411762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 N. Court Street, Opelousas, Louisiana	70570
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 948-3033

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

(a)	An Annual Meeting of Shareholders (the “Annual Meeting”) of Catalyst Bancorp, Inc. (the “Company”) was held on May 19, 2026.
(b)	There were 4,058,297 shares of common stock of the Company eligible to be voted at the Annual Meeting and 2,932,637 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the votes for each proposal were as follows:

1.	Election of directors for a three-year term:

	For	Withheld	Broker Non-votes
Frederick R. Lafleur	1,473,154	790,019	669,464
Matthew L. Scruggins	1,578,557	684,616	669,464

2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain
2,926,395	515	5,727

At the Annual Meeting, the shareholders of the Company elected each of the nominees as director and adopted the proposal to ratify the appointment of the Company’s independent registered public accounting firm.

ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are included herein:

Exhibit Number	Description
104	Cover Page Interactive Data File. Embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BANCORP, INC.

Date:	May 21, 2026	By:	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

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